Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)

Meten EdtechX Education Group Ltd.

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 9, 2020.

CHENYANG XU

By:	/s/ Chenyang Xu
Name:	Chenyang Xu
Title:	Self

SHENZHEN DAOGE CAPITAL MANAGEMENT CO., LTD.

By:	/s/ Chenyang Xu
Name:	Chenyang Xu
Title:	President

SHENZHEN DAOGE DEVELOPMENT NO.2 INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)

By:	Shenzhen Daoge Capital Management Co., Ltd, as General Partner

By:	/s/ Chenyang Xu
Name:	Chenyang Xu
Title:	President

DG EDUCATION INVESTMENT LIMITED

By:	Shenzhen Daoge Development No.2 Investment Fund Partnership (Limited Partnership)
By:	Shenzhen Daoge Capital Management Co., Ltd, as General Partner

By:	/s/ Chenyang Xu
Name:	Chenyang Xu
Title:	President

DG EDUCATION INVESTMENT LIMITED

By:	Shenzhen Daoge Growth No.6 Investment Fund Partnership (Limited Partnership)
By:	Shenzhen Daoge Capital Management Co., Ltd, as General Partner

By:	/s/ Chenyang Xu
Name:	Chenyang Xu
Title:	President